BROWN & BROWN, INC.
2019 STOCK INCENTIVE PLAN
1.    Purpose of Plan. Brown & Brown, Inc. (“Company”) has established the 2019 Stock Incentive Plan (“Plan”) to promote the success of the Company and its shareholders by attracting and retaining Employees and Directors by supplementing their cash compensation and providing a means for them to increase their holdings of Shares. The opportunity so provided and the receipt of Awards as compensation are intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company for the benefit of customers and stockholders, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future. Awards granted under the Plan may be Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards. Such Awards will be granted to certain Employees and Directors to recognize and reward outstanding individual performance.
2.    Establishment and Amendment History. The Company’s Board of Directors (“Board”) adopted the Plan on March 18, 2019, subject to approval by the Company’s shareholders. The Company’s shareholders approved the Plan on May 1, 2019 (“Effective Date”).
3.    Term of Plan. The Plan will continue in effect until the tenth (10th) anniversary of the Effective Date, unless terminated earlier by the Board in accordance with Section 22 of the Plan.
4.    Definitions. For purposes of the Plan and any Award Agreement, the following terms will have the following meanings:
"Award" means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award granted pursuant to the Plan.
"Award Agreement" means a written or electronic agreement between the Company and a Grantee setting forth the terms, conditions and restrictions of an Award granted to the Grantee.
“Board” means the Board of Directors of the Company.
“Change in Control” means the occurrence of any of the following with respect to the Company:
(i)     the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock or beneficial ownership of the Company;
(ii)     consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, provided that “surviving entity” includes, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the surviving entity; or

(iii)     the sale, exchange, or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, other than to an entity at least fifty percent (50%) of the total voting power of which is owned, directly or indirectly, by the Company or by shareholders of the Company in substantially the same proportions as their ownership of voting securities of the Company immediately prior to such sale, exchange or other transfer.
For purposes of the definition of Change in Control, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the applicable transaction, own the Company or the surviving entity or the corporation or corporations to which the assets of the Company were transferred, as the case may be, either directly or through one or more subsidiary corporations. The Committee will have the authority to determine whether multiple sales or exchanges or transfers of the voting stock of the Company or assets of the Company are related, and its determination will be final, binding and conclusive. Notwithstanding this definition of Change in Control, if it is determined that an outstanding Award is subject to the requirements of Section 409A of the Code and the Change in Control is a “payment event” under Section 409A of the Code for such Award, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A of the Code.
“Code” means the Internal Revenue Code of 1986, as amended, and any applicable interpretations, rulings, and regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or such other committee of the Board duly appointed to administer the Plan, and being composed and having such powers as are specified in the Plan or by the Board as generally provided for in the Plan. The composition of the Committee will at all times comply with the requirements of Rule 16b-3 under the Exchange Act, and all members of the Committee will be “non-employee directors” as defined by Rule 16b-3.
“Company” means Brown & Brown, Inc., a Florida corporation, or any successor corporation thereto.
“Constructive Termination” means any one or more of the following:
(i)    without the Grantee’s express written consent, the assignment to the Grantee of any duties, or any limitation of the Grantee’s responsibilities, substantially inconsistent with the Grantee’s positions, duties, responsibilities and status with the Company immediately prior to the date of a Change in Control;
(ii)    without the Grantee’s express written consent, the relocation of the principal place of the Grantee’s employment to a location that is more than fifty (50) miles from the Grantee’s principal place of employment immediately prior to the date of a Change in Control, or the imposition of travel requirements substantially more demanding of the Grantee than such travel requirements existing immediately prior to the date of a Change in Control;
(iii)    any failure by the Company to pay, or any material reduction by the Company of, (A) the Grantee’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount an duration are concurrently made for all other employees of the Company with responsibilities, organizational level and title comparable to the Grantee’s), or (B) the Grantee’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Grantee); or

(iv)    any failure by the Company to (A) continue to provide the Grantee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with Company then held by the Grantee, in any benefit or compensation plans and programs, including, but not limited to, the Company’s life, disability, health, dental, medial, savings, profit sharing, stock purchase and retirement plans, if any, in which the Grantee was participating immediately prior to the date of the Change in Control, or their equivalent, or (B) provide the Grantee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Grantee.
“Date of Grant” means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Grantee, the Date of Grant will be the date of the Committee’s action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee’s action, the Date of Grant will be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant will not precede the date of the Committee’s action.
"Director means a member of the Board.
“Disability” means, with respect to a particular Grantee, that he or she is entitled to receive benefits under the long-term disability plan of the Company or a Subsidiary, as applicable, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the person’s occupation at the time when such disability commenced, or, if the Grantee was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.
“Dividend Equivalent” means, with respect to a Restricted Stock Unit or an Other Stock-Based Award that is a Full Value Award, a right to receive a payment equal to the amount of cash dividends and value of other distributions that would have been payable on Shares subject to an Award during a period of time had such Shares been issued to the Grantee during such period of time.
“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of the Company or its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, including all rules and regulations promulgated thereunder.
“Fair Market Value” means, as of any date, the closing price of the Stock on the New York Stock Exchange, Inc. (as published by The Wall Street Journal, if published) on the day before such date, or if the Stock was not traded on such day, on the next preceding day on which the Stock was traded.
“Full Value Award” means any Award other than an Option, a Stock Appreciation Right, or any other Award for which the Grantee pays (or the value or amount payable under the Award is reduced by) an amount less than the Fair Market Value of the Shares, determined as of the Date of Grant.
"Grantee" means a person who has been granted one or more Awards under this Plan.
“Incentive Stock Option” means an Option that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.
“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an Award of a right to purchase Shares that is granted pursuant to Section 10 of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.
“Other Stock-Based Award” means an Award granted pursuant to Section 14 of the Plan.
“Performance-Based Award” means an Award with respect to which the amount, awarding, vesting, or settlement is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the related Award Agreement. Performance-Based Awards may be granted in the form of Options, SARs, Restricted Stock, Restricted Stock Units, and/or Other Stock-Based Awards.
“Performance Goal(s)” mean, with respect to a Performance-Based Award, one or more targets, goals or levels of attainment selected by the Committee required to be achieved in terms of the specified Performance Measure during the specified Performance Period.
“Performance Measure” means, with respect to a Performance-Based Award, one or more of the criteria selected by the Committee for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such Award, as provided in the applicable Award Agreement. For purposes of clarity, the Committee may establish Performance Measures that are measured on an absolute or relative basis and are related to the performance of the Company, a Subsidiary, the Grantee, the division, department, or function within the Company or Subsidiary in which the Grantee is employed, a region, a product-line, or any other manner that it determines appropriate in its discretion.
“Performance Period” means, with respect to a Performance-Based Award, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the attainment of one or more Performance Goals will be measured.
“Prior Plan” means each of the Company’s Performance Stock Plan and 2010 Stock Incentive Plan.
“Restricted Stock” means an Award of Shares issued pursuant to Section 12 of the Plan with a restriction on transferability, risk of forfeiture, or such other restrictions or conditions as the Committee, in its discretion may impose, which restrictions generally will expire on a specified date, upon the occurrence of a specified event, and/or on an accelerated basis under certain circumstances, as specified in the Plan and set forth in the related Award Agreement.
“Restricted Stock Unit” or “RSU” means an Award of an unsecured and unfunded promise to deliver Shares or value equal to such Shares in the future pursuant to Section 13 of the Plan, the terms and conditions of which will be specified in the related Award Agreement.
“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
“Section 162(m) Grandfathered Award” means an Award that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and that is eligible for transition relief from the changes to Section 162(m) provided under the Tax Cuts and Jobs Act.
“Share” means a share of the Company’s common stock, $.10 par value, as adjusted from time to time in accordance with Section 7 of the Plan.

"Stock Appreciation Right" or "SAR" means an Award granted pursuant to Section 11 of the Plan that entitles a Grantee to receive, in the form of a cash payment or Shares (as specified by the Committee), an amount equal to the excess of the Fair Market Value of a specified number of Shares at the date of exercise over an exercise price established by the Committee on the Date of Grant.
“Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
“Ten Percent Owner Grantee” means a Grantee who, at the time an Option is granted to the Grantee, owns stock constituting more than ten percent (10%) of the total combined voting power of all classes of stock of Company within the meaning of Section 422(b)(6) of the Code. For the purpose of determining under any provision of this Plan whether a Grantee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, attribution rules contained in Section 424(d) of the Code will apply.
“Termination After Change in Control” means either of the following events occurring after a Change in Control:
(i)    termination by the Company of the Grantee’s employment or service with Company, within twelve (12) months following a Change in Control, for any reason other than Termination for Cause; or
(ii)    upon Grantee’s Constructive Termination, the Grantee’s resignation from employment or service with the Company within twelve (12) months following the Transfer of Control.
Notwithstanding any provision herein to the contrary, Termination After Transfer of Control will not include any termination of the Grantee’s employment or service with the Company which: (A) is a Termination for Cause; (B) is a result of the Grantee’s death or Disability; (C) is a result of the Grantee’s voluntary termination of employment or service other than upon Constructive Termination; or (D) occurs prior to the effectiveness of a Change in Control.
“Termination for Cause” means termination by the Company of the Grantee’s employment or service with the Company for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Company records; (ii) improper use or disclosure of the Company’s confidential or proprietary information; (iii) the Grantee’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such continued failure or inability; (iv) any material breach by the Grantee of any employment agreement between the Grantee and Company, which breach is not cured pursuant to the terms of such agreement; or (v) the Grantee’s conviction of any criminal act which, in the Company’s sole discretion, impairs Grantee’s ability to perform his or her duties with Company. Termination for Cause pursuant to the foregoing will be determined in the sole but reasonably exercised discretion of the Company.
5.    Administration.
(a)    The Plan will be administered by the Committee. All questions of interpretation of the Plan or of any Award will be determined by the Committee, and such determination will be final and binding upon all persons having an interest in the Plan or such Award. The Committee will have full power and authority with respect to the Plan, except those specifically reserved to the Board or otherwise delegated pursuant to Section 5(b) of the Plan, and subject at all times to the terms of the Plan and any applicable limitations imposed by law. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, including without limitation Section 5(b) of the Plan, the Committee will have the full and final power and authority, in its discretion:

(i)     to grant Awards, and to determine the persons to whom, and the time or times at which, Awards will be granted and the types and amounts of such Awards, which determination need not be uniform among persons similarly situated and may be made selectively among Employees and Directors;
(ii)     to designate Options as Incentive Stock Options or Nonqualified Stock Options;
(iii)     to determine the original or amended terms, conditions and restrictions applicable (which need not be identical) to each Award, including, without limitation, (A) the exercise price of an Option or SAR, (B) the method of payment for Shares purchased upon the exercise of an Option, (C) the method for satisfaction of any tax withholding obligations arising in connection with an Award, including by the withholding or delivery of Shares, (D) the terms and conditions of Awards, including without limitation the timing and other terms and conditions of the effectiveness, awarding, vesting, exercisability, acceleration, deferral, and settlement, as applicable, of Awards, (E) the time of the expiration of an Award, (F) the effect of the Grantee’s termination of employment or service with the Company on any of the foregoing, and (G) all other terms, conditions and restrictions applicable to an Award or such Shares not inconsistent with the terms of the Plan;
(iv)     to approve one or more forms of Award Agreement;
(v)     to establish guidelines, criteria, and overall numbers of and limits of Awards;
(vi)     to prescribe, amend, or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;
(vii)     to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable for the administration and operation of the Plan and Awards;
(viii)     to establish Performance Goals, Performance Measures, and Performance Periods;
(ix)     to establish procedural requirements for Performance-Based Awards, including without limitation certification or other determination that Performance Goals have been met;
(x)     to construe and interpret the Plan and any Award and make any determination of fact incident to the administration of the Plan; and
(xi)     to modify or amend each Award, provided however that the Committee may not modify or amend any outstanding Option or SAR so as to specify a lower exercise price, or accept the surrender of an outstanding Option or SAR and authorize the granting of a new Option or SAR with a lower exercise price in substitution for such surrendered Option or SAR, or buy out, for a payment in cash or shares of Stock, an outstanding Option or SAR.
(b)    Delegation to Chief Executive Officer. To the extent permitted by applicable law, the Board may, in its discretion, delegate to the Company’s Chief Executive Officer the power and authority to grant Awards to individuals other than (i) Employees who are or may become, upon hiring, subject to Section 16 of the Exchange Act, and (ii) Directors. Any delegation hereunder will be in writing and will be subject to the restrictions and limitations that the Board specifies in writing at the time of such delegation, which must include a limitation on the total number of Shares that may be subject to Awards granted by the Chief Executive Officer pursuant to such delegation. The Board’s delegation of authority to the Chief Executive Officer may be revoked or modified by the Board at any time.

6.    Shares Subject to Plan.
(a)    Subject to adjustment as provided in Section 7 of the Plan and this Section 6, the aggregate number of Shares that are authorized to be issued under the Plan is 9,241,372, which consists of (i) the 6,957,897 Shares that were authorized to be issued under the Company’s 2010 Stock Incentive Plan and that were not subject to awards granted under the Company’s 2010 Stock Incentive Plan and outstanding as of the Effective Date, plus (ii) an additional 2,283,475 Shares.
(b)    If any portion of an outstanding Award for any reason expires or is terminated or canceled or forfeited, the Shares allocable to the expired, terminated, canceled, or forfeited portion of such Award will again be available for issuance under the Plan.
(c)    If any portion of an outstanding award that was granted prior to the Effective Date under a Prior Plan for any reason expires or is terminated or canceled or forfeited on or after the Effective Date, the Shares allocable to the expired, terminated, canceled, or forfeited portion of such Prior Plan award will be available for issuance under the Plan. Notwithstanding this Section 6(c), the provisions of the Plan will have no effect on awards granted pursuant to the Prior Plans, including without limitation Section 162(m) Grandfathered Awards, which will continue to be governed by the terms and provisions of the agreements and the plan documents governing such grants, as applicable.
(d)    All of the shares of Stock available for Awards under the Plan will be available for issuance pursuant to the exercise of Incentive Stock Options granted under the Plan.
(e)    With respect to Stock Appreciation Rights, if the payment upon exercise of a SAR is in the form of Shares, the Shares subject to the SAR will be counted against the available Shares as one Share for every Share subject to the SAR, regardless of the number of Shares used to settle the SAR upon exercise. Similarly, in the event that any Option or other Award is exercised through the tendering of Shares or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares or by the withholding of Shares by the Company, the Shares subject to such Option or other Award will be counted against the available Shares as one Share for every Share subject to the Option or other Award, regardless of the number of Shares issued upon exercise of the Option or other Award. In the event that (i) any Option or other Award granted under the Plan or any other plan maintained by the Company is exercised through the tendering of Shares or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Options or Awards are satisfied by the tendering of Shares or by the withholding of Shares by the Company, or (iii) Shares are repurchased by the Company using Option exercise proceeds, then the Shares so tendered or withheld or repurchased will not again be available for issuance under the Plan. Awards made in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become Employees of the Company or a Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, will not count against the limitations set forth in this Section 6.
(f)    The Shares issued by the Company under this Plan may be, at the Company’s option, evidenced by a Share certificate delivered to the Grantee, or other physical or electronic evidence of Share ownership, including, without limitation, deposit of Shares into a stock brokerage account maintained for the Grantee or credit to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee.
7.     Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar event or change in the capital structure of the Company, the Board will make appropriate adjustments in (a) the number and class of Shares available for issuance under the Plan as set forth in Section 6 of the Plan, (b) the number and class of Shares subject to any outstanding Awards, (c) the per Share exercise price of any outstanding Option or SAR, (d) the limitations set forth in Section 9, and (e) any other term or condition of any outstanding Award affected by any such change. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 7 will be rounded down to the nearest whole number, and in no event may the exercise price be decreased to any amount less than the par value, if any, of the stock subject to an Option or SAR. Adjustments pursuant to this Section 7 will be made in accordance with the rules and regulations of Section 409A of the Code, and no such adjustment will be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code. Notwithstanding the foregoing, any adjustments made pursuant to this Section 7 that are considered “deferred compensation” under Section 409A of the Code will be made in compliance with the requirements of Section 409A of the Code and any adjustments that are not considered “deferred compensation” subject to Section 409A of the Code will be made in such manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code. The adjustments determined by the Board pursuant to this Section 7 will be final, binding and conclusive.
8.    Eligibility. Awards may be granted only to Employees and Directors, as designated by the Committee in its discretion. Only Employees will be eligible to receive grants of Incentive Stock Options. The Committee’s designation of a person as a Grantee in any year does not require the Committee to designate that person to receive an Award under the Plan in any other year or, if so designated, to receive the same Award as any other Grantee in any year. The Committee may consider such factors as it deems pertinent in selecting Grantees and in determining the amount of their respective Awards, including, but without being limited to: (a) the financial condition of the Company or a Subsidiary; (b) expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Company or a Subsidiary; and (d) the adequacy of the prospective participant’s other compensation. The Committee, in its discretion, may grant Awards to a Grantee under this Plan, even though stock, stock options, stock appreciation rights, and other benefits previously were granted to him or her under this or another plan of the Company or a Subsidiary, whether or not the previously granted benefits have been exercised, but the Grantee may hold such Awards only on the terms and subject to the restrictions hereafter set forth. A person who has participated in another benefit plan of the Company or a Subsidiary may also participate in this Plan.
9.    Limitations
(a)     Fair Market Value Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of stock with respect to which Options designated as Incentive Stock Options are exercisable by a Grantee for the first time during any calendar year (under all stock option plans of the Company, including this Plan) exceeds One Hundred Thousand Dollars ($100,000), that portion of such Options which exceeds such amount will be treated as Nonqualified Stock Options. For purposes of this Section 9(b), Options designated as Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of Stock will be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 9(b), such different limitation will be deemed incorporated herein, effective as of the date of and with respect to such Options as required or permitted by, such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 9(b), the Grantee may designate which portion of such Option the Grantee is exercising and may request that separate stock certificates (or other applicable evidence of Stock ownership, in accordance with Section 6(e) of the Plan) representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Grantee will be deemed to have exercised the Incentive Stock Option portion of the Option first.

(b)     Limitation on Maximum Value. The Committee may establish, at the Date of Grant, terms and conditions regarding any Award that limit the maximum value that a Grantee may realize upon the exercise or vesting of such Award.
(c)    Minimum Vesting Requirement. Except with respect to a maximum of five percent (5%) of the Shares that are authorized to be issued under the Plan, as may be adjusted pursuant to Section 7 of the Plan, and except for the death or Disability of the Grantee, or a Termination After Change in Control, no Award will provide for vesting that is any more rapid than vesting on the one (1) year anniversary of the Date of Grant.
10.    Options.
(a)    In General. The Committee may grant Options to Employee and Directors. Options may be Incentive Stock Options or Nonqualified Stock Options. Only Employees will be eligible to receive grants of Incentive Stock Options. The Committee will determine, in its discretion, the Employees and Directors to whom Options will be granted, the timing of the grants of such Awards, and the number of Shares subject to each Option. All Options will be subject to the terms and conditions of the Plan and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee determines in its discretion. Options may be granted in addition to, in tandem with, or independent of other Awards under the Plan.
(b)     Exercise Price. The per Share exercise price of each Option will be determined by the Committee on the Date of Grant, but in no event will the per share exercise price of any Option be less than one hundred percent (100%) of the Fair Market Value of the Share on the Date of Grant, and in no event will the per Share exercise price of any Incentive Stock Option granted to any Grantee who, on the Date of Grant, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, be less than one hundred and ten percent (110%) of the Fair Market Value of the Share on the Date of Grant.
(c)    Term. The term of each Option will be fixed by the Committee on the Date of Grant, provided that the term will not exceed ten (10) years from the Date of Grant, and the term of an Incentive Stock Option granted to any Grantee who on the Date of Grant, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, will not exceed five (5) years from the Date of Grant.
(d)    Exercisability. An Option will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee on the Date of Grant. No Option may be exercised unless the Grantee is at the time of exercise an Employee or Director and has been continuously an Employee or Director since the Date of Grant, except that the Committee may permit the exercise of any Option for any period following the Participant’s termination of employment or directorship not in excess of the original term of the Option on such terms and conditions as the Committee deems appropriate and specified in the related Award Agreement.
(e)    Method of Exercise. A Grantee may exercise an Option, in whole or in part, by giving notice of exercise to the Company, in such form(s) as may be established by the Company, specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the exercise price, plus any required withholding taxes, by any combination of the following methods of exercise as may be permitted by the Committee in its discretion and specified in the applicable Award Agreement:

(i)     cash;
(ii)    by surrender to the Company (either by actual delivery or attestation to the ownership) of Shares with an aggregate Fair Market Value on the date of exercise that is equal to or less than the aggregate exercise price and payment of cash to the extent of any remaining balance of the aggregate exercise price;
(iii)    by a net exercise arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with an aggregate Fair Market Value on the date of exercise that is equal to or less than the aggregate exercise price and will receive cash from the Grantee to the extent of any remaining balance of the aggregate exercise price;
(iv)    by delivery of irrevocable instructions to a broker designated by the Committee to deliver promptly to the Company an amount equal to the aggregate exercise price for the Shares of Common Stock being purchased, along with any applicable tax withholdings, subject to applicable law (“broker-assisted exercise”); or
(v)    by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law.
(f)    Termination of Service. The effect of a Grantee’s Termination of Service on his or her outstanding Option(s) will be set forth in the applicable Award Agreement(s).
11.    Stock Appreciation Rights (SARs).
(a)     In General. The Committee may grant SARs to Employees and Directors. All SARs will be subject to the terms and conditions of the Plan and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee determines in its discretion. The Committee will determine, in its discretion, the Employees and Directors to whom SARs will be granted, the timing of such grants, and the number of shares subject to each SAR. SARs may be granted in addition to, in tandem with, or independent of other Awards under the Plan.
(b)     Exercise Price. The per Share exercise price of each SAR granted under the Plan will be determined by the Committee on the Date of Grant, but in no event will the per Share exercise price of any SAR be less than one hundred percent (100%) of the Fair Market Value of the Share on the Date of Grant.
(c)     Term. The term of each SAR will be fixed by the Committee on the Date of Grant, provided that the term will not exceed ten (10) years from the Date of Grant.
(d)     Exercisability. A SAR will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee in its discretion at the Date of Grant. No SAR may be exercised unless the holder of the SAR is at the time of such exercise an Employee or Director and has been continuously an Employee or Director since the date such SAR was granted, except that the Committee may permit the exercise of any SAR for any period following the Participant’s termination of employment or directorship not in excess of the original term of the SAR on such terms and conditions as the Committee deems appropriate and specified in the applicable Award Agreement.
(d)     Form of Settlement. A SAR may be settled in the form of Shares or in cash, as may be established by the Committee in its discretion and specified in the related Award Agreement.
(e)    Termination of Service. The effect of a Grantee’s Termination of Service on his or her outstanding SAR(s) will be set forth in the applicable Award Agreement(s).

12.    Restricted Stock.
(a)    In General. Subject to the terms and conditions of the Plan, the Committee may grant Restricted Stock to Employees or Directors from time to time. Shares of Restricted Stock are actual Shares issued to a Grantee and may be awarded either alone or in addition to other Awards. The Committee will determine, in its discretion, the Employees and Directors to whom Restricted Stock will be granted, the timing of such grants, and the number of shares subject to each Award of Restricted Stock. Restricted Stock may be granted in addition to, in tandem with, or independent of other Awards under the Plan.
(b)    Terms and Conditions. Each Award of Restricted Stock will be evidenced by an Award Agreement that will set forth (i) the conditions, if any, that must be timely satisfied before the Award will be effective, and the conditions, if any, that must be timely satisfied before the Award will be vested, (ii) the conditions, if any, under which the Grantee’s interest in the related Shares will be forfeited, and (iii) and any other terms and conditions of the Award. Any such conditions for effectiveness or vesting will be determined on the Date of Grant, and may be based upon the passage of time and continued service by the Grantee, or the achievement of specified performance objectives, or both time-based and performance-based conditions. The conditions for effectiveness or vesting and the other provisions of Awards of Restricted Stock are not required to be the same with respect to each Grantee. For the avoidance of doubt, the Committee may grant Restricted Stock without any conditions for effectiveness or vesting.
(c)    Dividends, Voting, and Other Ownership Rights. Unless otherwise provided by the Committee in the Award Agreement, an Award of Restricted Stock will entitle the Grantee to dividend, voting, and other ownership rights during the period for which the Share(s) remain subject to forfeiture and/or other conditions, provided, however, that in the case of an Award of Restricted Stock that is conditioned on the attainment of performance goals, the Grantee will not receive payment of any dividends unless and not earlier than such time as the Restricted Stock becomes earned or awarded based on the attainment of the performance goals.
(d)    Termination of Service. The effect of a Grantee’s Termination of Service on his or her outstanding Award(s) of Restricted Stock will be set forth in the applicable Award Agreement(s).
13.    Restricted Stock Units (RSUs).
(a)    In General. Subject to the terms and conditions of the Plan, the Committee may grant RSUs to Employees or Directors from time to time. RSUs are Awards denominated in Shares that will be settled, subject to the terms and conditions of the RSUs, in a specified number of Shares or an amount of cash equal to the Fair Market Value of a specified number of Shares. The Committee will determine, in its discretion, the Employees and Directors to whom RSUs will be granted, the timing of such grants, and the number of shares subject to each Award of RSUs. RSUs may be granted in addition to, in tandem with, or independent of other Awards under the Plan.
(b)    Terms and Conditions. Each Award of RSUs will be evidenced by an Award Agreement that will set forth (i) the conditions, if any, that must be timely satisfied before the Award will be effective, and the conditions, if any, that must be timely satisfied before the Award will be vested, (ii) the conditions, if any, under which the Grantee’s interest in the RSUs will be forfeited, and (iii) and any other terms and conditions of the Award. Any such conditions for effectiveness or vesting will be determined on the Date of Grant, and may be based upon the passage of time and continued service by the Grantee, or the achievement of specified performance objectives, or both time-based and performance-based conditions. The conditions for effectiveness or vesting and the other provisions of RSUs are not required to be the same with respect to each Grantee. For the avoidance of doubt, the Committee may grant RSUs without any conditions for effectiveness or vesting.

(c)    Dividends, Voting, and Other Ownership Rights. Unless otherwise provided by the Committee in the Award Agreement, a Grantee will not have any rights as a shareholder with respect to Shares underlying an Award of RSUs until such time, if any, as the RSUs are settled and the underlying Shares are actually issued to the Grantee. The Committee may provide in the Award Agreement for the payment of Dividend Equivalents (as defined below) to the Grantee at such times as paid to shareholders generally or at the time of vesting or other payout of the RSUs, provided, however, that in the case of such an Award that is conditioned on the attainment of performance goals, the Grantee will not receive payment of any Dividend Equivalents unless and not earlier than such time as the RSUs become earned or awarded based on the attainment of the performance goals, and provided further, that if the payment or crediting of Dividend Equivalents is in respect of an Award that is subject to Section 409A of the Code, then the payment or crediting of such dividends or Dividend Equivalents will conform to the requirements of Section 409A of the Code.
(d)    Deferral of Receipt of Payment. The Committee may permit or require a Grantee to defer receipt of the delivery of Shares that would otherwise be due by virtue of the grant of or the lapse or waiver of restrictions with respect to RSUs. If any such deferral is required or permitted, the Committee will establish such rules and procedures for such deferral, including rules and procedures implemented pursuant to Section 28 of the Plan for compliance with Section 409A of the Code.
(e)    Termination of Service. The effect of a Grantee’s Termination of Service on his or her outstanding RSU(s) will be set forth in the applicable Award Agreement(s).
14.    Other Stock-Based Awards. The Committee may grant Share-based or Share-related awards not otherwise described in Sections 10, 11, 12, or 13 of the Plan to Employees and Directors in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee determines. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may: (a) involve the transfer of actual Shares to Grantees, either on the Date of Grant or later, or payment in cash or otherwise of amounts based on the value of Shares; (b) be subject to performance-based and/or service-based conditions; (c) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, or other awards denominated in, or with a value determined by reference to, a number of Shares that is specified on the Date of Grant; and (d) be designed to comply with applicable laws of jurisdictions other than the United States.
15.    Performance-Based Awards.
(a)    In General. The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards that are Performance-Based Awards. On the Date of Grant of each Performance-Based Award, the Committee will establish the Performance Period, the Performance Measure(s), and the Performance Goals in respect of such Performance-Based Awards. Each Performance-Based Award will provide that, in order for the Award to be earned or awarded or for the Grantee to receive all or a portion of the Shares or cash subject to such Performance-Based Award, certain Performance Goals must be attained over a designated Performance Period, with attainment of the Performance Goals determined using specific Performance Measures. The Performance Goals and Performance Period will be established by the Committee in its discretion.
(b)    Performance Measures. The Performance Measure will be based on one or more of the following criteria: stock price; market share; sales; earnings per share, core earnings per share or variations thereof; return on equity; costs; revenue; cash to cash cycle; days payables outstanding; days of supply; days sales outstanding; cash flow; operating income; profit after tax; profit before tax; return on assets; return on sales; inventory turns; invested capital; net operating profit after tax; return on invested capital; total shareholder return; earnings; return on equity or average shareowners’ equity; total shareowner return; return on capital; return on investment; income or net income; operating income or net operating income; operating profit or net operating profit; operating margin; return on operating revenue; contract awards or backlog; overhead or other expense reduction; growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index; credit rating; strategic plan development and implementation; net cash provided by operating activities; gross margin; economic value added; customer satisfaction; financial return ratios; market performance; or any other performance criteria.
(c)    Adjustments and Procedure. The Committee may adjust Performance Goals and the related level of achievement if the Committee determines in its discretion that events or transactions that are unusual in nature or infrequently occurring have occurred after the Date of Grant that are unrelated to the performance of the Grantee and result in distortion of the performance targets or the related level of achievement. The Committee may provide in the applicable Award Agreement additional rules and procedures relating to the Committee’s ability to adjust aspects of a Performance-Based Award, the Committee’s ability to increase or decrease the amount of compensation provided by a Performance-Based Award, and the Committee’s certification or other determination of the extent to which Performance Goals have or have not been attained.
16.    Change in Control. Subject to the requirements of Section 409A of the Code and any additional conditions set forth in the applicable Award Agreements, if a Grantee experiences a Termination After Change in Control:
(a)    each of the Grantee’s outstanding Awards that is subject to a time-based vesting schedule will become fully vested and nonforfeitable as of the date of such Termination After Change in Control; and
(b)    each of the Grantee’s outstanding Awards that is a Performance-Based Award will become fully vested and nonforfeitable as of the date of such Termination After Change in Control based on the greater of (i) the target level of achievement of the Performance Goals(s) applicable to the Award, or (ii) the actual level of achievement of the Performance Goal(s) applicable to the Award from the first day of the Performance Period to the date on which the Change in Control occurs.
17.    Nontransferability of Awards.
(a)     In General. Unless the Committee, in its discretion, determines otherwise at the time an Award is granted, neither an Award nor the Shares subject to an Award nor any interest or right therein or part thereof will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof will be null and void and of no effect; provided, however, that this Section 17 will not prevent transfers by will or by the applicable laws of descent and distribution or by a beneficiary designation in accordance with Section 17(b) below. An Option or SAR may be exercised during the Grantee’s lifetime only by the Grantee or, if permissible under applicable law, by the Grantee’s guardian or legal representative.
(b)    Authorized Transfers. To the extent the Committee authorizes the transferability of an Award, in no event will any transfer be made to any person or persons other than such Grantee’s spouse, children or grandchildren, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration. All other transfers and any re-transfer by any permitted transferee are prohibited and any such purported transfer will be null and void. Each Award that becomes the subject of permitted transfer (and the Grantee to whom it was granted by the Company) will continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Grantee will remain responsible to the Company for the payment of all withholding taxes including but not limited to those incurred as a result of any grant, vesting, or exercise of such Award, as applicable. In no event will any permitted transfer of an Award create any right in any party in respect of any Award, other than the rights of the qualified transferee in respect of such Award specified in the related Award Agreement.
(c)    Beneficiary Designations. Each Grantee may designate a beneficiary or beneficiaries to exercise any rights or receive any benefits under an Award following the Grantee’s death. To be effective, such designation must be made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. If a Grantee fails to designate a beneficiary, or if no designated beneficiary survives the Grantee’s death, the Grantee’s estate will be deemed the Grantee’s beneficiary. A beneficiary designation may be changed or revoked by the Grantee’s sole action, provided that the change or revocation is made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the same Grantee.
18.    Awards to Grantees Outside the United States. The Committee may grant Awards to Employees and Directors who reside in countries outside of the United States. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion:
(a)    amend or vary the terms of the Plan in order to conform such terms with the requirements of each country where a Grantee or Subsidiary is located;
(b)    amend or vary the terms of the Plan in each country where a Grantee or Subsidiary is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for the Grantee or the Subsidiary; or
(c)    amend or vary the terms of the Plan in a country where an Employee or a Subsidiary is located as it considers necessary or desirable to meet the goals and objectives of the Plan.
The Committee may, where it deems appropriate in its sole discretion, establish one or more sub-plans of the Plan for these purposes. The Committee may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan in such jurisdictions.
19.    Construction. Captions and titles contained in the Plan are for convenience only and will not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular will include the plural, the plural will include the singular, the term “or” will include the conjunctive as well as the disjunctive, and words in the masculine or neuter gender will include the feminine, masculine or neuter gender where applicable.
20.    No Right of Grant or Employment. No Employee or Director will have any claim or right to be granted an Award under the Plan, or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder will be construed as giving any Grantee any right to be retained in the employ or service of the Company or a Subsidiary, or interfere in any way with the right of the Company or its Subsidiaries to terminate such Grantee's employment or service at any time. Participation in the Plan is a matter separate from any contract of employment or other agreement and any benefit conferred by the Plan will not be counted for pension or any other purpose. The rights and obligations of any individual under the terms of his office or employment with the Company or any Subsidiary will not be affected by his participation in the Plan, and neither the Plan nor any Award form any part of any contract of employment between any individual and the Company or a Subsidiary. A Grantee will have no entitlement by way of compensation or damages resulting from termination of the office or employment (for any reason and whether lawful or not) by virtue of which he is or may be eligible to participate in the Plan or for the loss or reduction of any right or benefit or prospective right or benefit under the Plan or any Award that he might otherwise have enjoyed whether the compensation is claimed for wrongful dismissal or otherwise.

21.    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or a committee thereof or as officers or employees of the Company, members of the Board, the Committee and any officers or employees of the Company to whom authority to act for the Board or Committee is delegated will be indemnified by the Company against all reasonable expenses, including attorneys’ fees, incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, Award, or any right granted hereunder, and against all amounts in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it will be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person will offer to the Company, in writing, the opportunity at its own expense to handle and defend the same. Without limiting the generality of the foregoing, the Company will pay the expenses (including reasonable attorneys’ fees) of defending any such claim, action, suit or proceeds in advance of its final disposition, upon receipt of such person’s written agreement to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Section 21.
22.    Termination or Amendment of Plan. The Committee, without further approval of the shareholders of the Company, may terminate or amend this Plan at any time in any respect as the Committee deems advisable, subject to any required shareholder or regulatory approval and to any conditions established by the terms of such amendment. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award or any unexercised portion thereof without the consent of the Grantee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law or government regulation.
23.    Dissolution of Company. Upon the dissolution of the Company, the Plan will terminate and any and all Awards previously granted hereunder will lapse on the date of such dissolution.
24.    Rights as Stockholders. No Grantee, nor any beneficiary or other person claiming through a Grantee, will have any interest in any Shares allocated for the purposes of the Plan or that are subject to an Award until such Shares will have been issued to the Grantee or such beneficiary or other person. Furthermore, the existence of the Awards will not affect the right or power of the Company or its shareholders to make adjustments, or to effect any recapitalization, reorganization, or other changes in the Company’s capital structure or its business; to issue bonds, debentures, preferred or prior preference stocks affecting the Shares or the rights thereof; to dissolve the Company or sell or transfer any part of its assets or business; or to do any other corporate act, whether of a similar character or otherwise.
25.    Application of Funds. The proceeds received by the Company from the sale of Stock pursuant to Options granted under this Plan will be used for general corporate purposes.
26.    Choice of Law. The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all person having or claiming to have any interest therein or thereunder, will be determined exclusively in accordance with the internal laws of the State of Florida. Without limiting the generality of the foregoing, the period within which any action in connection with Plan must be commenced will be governed by the internal laws of the State of Florida without regard to the place where the act or omission complained of took place or the resident of any party to such action. Any action in connection with the Plan must be brought in the State of Florida, County of Hillsborough.

27.    Shareholder Approval. The Plan or any increase in the maximum number of Shares issuable as provided in Section 6 of the Plan (the “Maximum Shares”) will be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Awards granted prior to shareholder approval of the Plan or in excess of the Maximum Shares previously approved by the shareholders will become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Maximum Shares, as the case may be.
28.    Code Section 409A. It is intended that the Plan and all Awards hereunder be administered in a manner that will comply with the applicable requirements of Section 409A of the Code. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. Without limiting the generality of the foregoing, if any amount will be payable with respect to any Award hereunder as a result of a Grantee’s “separation from service” at such time as the Grantee is a “specified employee” (as those terms are defined for purposes of Section 409A of the Code), and such amount constitutes a deferral of compensation subject to Section 409A of the Code, then no payment will be made, except as permitted under Section 409A of the Code, prior to the date six months after the Grantee’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Section 409A of the Code; otherwise, specified employees will be identified using the default standards contained in the regulations under Section 409A of the Code.
29.    Tax Withholding. Each Award will be made subject to any applicable withholding for taxes. The Company or the Subsidiary that employs a Grantee will have the right to deduct from any amount payable under the Plan, including delivery of Shares to be made under the Plan, all federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such payment (including social insurance contributions) and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Shares are used to satisfy withholding taxes, such Shares will be valued, unless otherwise provided for in an Award Agreement, based on the Fair Market Value of the Shares on the date when the withholding for taxes is determined. The Company or the Subsidiary that employs a Grantee will have the right to require the Grantee to pay cash to satisfy withholding taxes as a condition to the payment or settlement of any amount (whether in cash or Shares) under the Plan.